Exhibit 5.1


          National Patent Development Corporation
          9 West 57th Street, Suite 4170
          New York, NY 10019

          Gentlemen:

               Reference is made to the Registration Statement on Form S-3 of National Patent Development Corporation (the "Company") relating to the registration of 7,498,413 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

               I am Associate General Counsel of the Company, and have examined such corporate records and other documents as I have deemed relevant. Based upon the above, I am of the opinion that the Common Stock to be sold pursuant to the Registration Statement has been duly authorized and, when issued, assuming compliance with all federal and state securities laws, will be validly issued, fully paid, and non-assessable.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus.

                                                       Very truly yours,




                                                       Andrea D. Kantor